INDEPENDENT AUDITORS' CONSENT

Board of Directors
First National Corporation

         We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by First National Corporation in connection with the First National Corporation Employee Savings Plan of our Report dated January 27, 1997, included in First National Corporation's 10-K for the year ended December 31, 1996.

                                             s/J. W. Hunt and Company, LLP
                                             J. W. Hunt and Company, LLP

Columbia, South Carolina
April 28, 1997

                                        9